Exhibit 99.1

Company Contact:
RELM Wireless Corporation
William Kelly, EVP & CFO
(321) 984-1414

RELM Wireless Reports Second Quarter and Six Months 2017 Results

WEST MELBOURNE, Florida – August 1, 2017 -- RELM Wireless Corporation (NYSE American: RWC) today announced its financial and operating results for the second quarter and six months ended June 30, 2017.

For the second quarter ended June 30, 2017, sales totaled approximately $10.8 million, compared with approximately $16.7 million for the second quarter of 2016. Net income for the second quarter of 2017 totaled approximately $1.3 million, or $0.10 per basic and diluted share, compared with approximately $1.4 million, or $0.10 per basic and diluted share, for the same quarter last year.

Gross profit margin for the second quarter 2017 was 41.8% of sales, compared with 33.6% of sales for the same quarter last year. Selling, general and administrative (SG&A) expenses totaled approximately $3.5 million for both the second quarter of 2017 and last year’s second quarter. For the second quarter of 2017 and 2016, SG&A expenses were 32.7% of sales and 21.0% of sales, respectively.

Sales for last year’s second quarter and six months included sales under the Company’s contract with the TSA. Sales for the base-year and first option year were completed in 2016 and not replicated during the first six months of 2017.

The Company had approximately $24.5 million in working capital as of June 30, 2017, of which approximately $12.8 million was comprised of cash, cash equivalents and trade receivables. This compares with working capital of approximately $23.4 million as of December 31, 2016, of which approximately $14.4 million was comprised of cash, cash equivalents and trade receivables. As of June 30, 2017, the Company had no borrowings outstanding under its revolving credit facility.

Tim Vitou, RELM’s President, commented, “Early this year we implemented changes in our leadership and subsequently launched improvement initiatives throughout the Company. We are encouraged with our progress to date, and pleased to see our financial and operating results start to reflect it. Sales to both state and federal public safety agencies showed strength during the quarter. It is noteworthy that a significant portion of last year’s sales in the second quarter included the TSA delivery orders which were largely completed last year. Comparing quarter-over-quarter sales to customers other than the TSA, this year’s second quarter sales increased by approximately 34%.”

Mr. Vitou continued, “With a solid mix of product sales, gross profit margins for the second quarter returned to more customary levels. Also, we are continuing to scrutinize SG&A expenses through our zero-based budgeting initiative, which enables us to more strategically deploy Company resources in sales and engineering applications designed to drive future growth.”

Mr. Vitou concluded, “Supplementing our core business, are strategic investments in other areas that yielded a return in the second quarter and hold the potential for greater returns moving forward. Additionally, we have prioritized new product development efforts that we believe address the best opportunities for growth and enhanced value.”

For the six months ended June 30, 2017, sales totaled approximately $18.1 million compared with approximately $28.7 million for the same period last year. Net income for the six months ended June 30, 2017 totaled approximately $50,000, or $0.00 per basic and diluted share, compared with $1.9 million, or $0.14 per basic and diluted share for the same period last year.

Gross profit margins for the six months ended June 30, 2017 were 37.1% of sales, versus 32.8% of sales for the same period last year. SG&A expenses for the six months ended June 30, 2017 totaled approximately $7.0 million, compared with approximately $6.6 million for the same period last year.

Conference Call and Webcast
The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Wednesday, August 2, 2017. Shareholders and other interested parties may participate in the conference call by dialing 877-407-8031 (international/local participants dial 201-689-8031) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on August 2, 2017. The call will also be webcast at http://www.relm.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast. An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available one hour after the completion of the call until August 11, 2017, by dialing 877-481-4010 #18335 (international/local participants dial 919-882-2331 #18335).

About RELM Wireless

As an American manufacturer for 70 years, RELM Wireless is deeply rooted in the public safety communications industry, manufacturing high-specification communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications. RELM Wireless’ products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900. The Company’s common stock trades on the NYSE American market under the symbol “RWC”.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security. The shift toward interoperability gained momentum as a result of significant communications failures in critical emergency situations. RELM was one of the first manufacturers to develop P25-compliant technology.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our LMR product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; our ability to utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition or investment transactions, and risks incumbent to being a minority stockholder in a corporation; impact of our investment strategy; government regulation; our business with manufacturers located in other countries; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results; acts of war or terrorism, natural disasters and other catastrophic events; any infringement claims; data security breaches and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

RELM WIRELESS CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data)

	June 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,490	$10,910
Available-for-sale securities	2,103	-
Trade accounts receivable, net	5,313	3,448
Inventories, net	14,793	13,999
Prepaid expenses and other current assets	884	1,410
Total current assets	30,583	29,767

Property, plant and equipment, net	2,427	2,486
Available-for-sale securities	7,942	6,472
Deferred tax assets, net	1,943	3,418
Other assets	356	401

Total assets	$43,251	$42,544

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,872	$1,973
Accrued compensation and related taxes	1,355	2,193
Accrued warranty expense	1,060	650
Accrued other expenses and other current liabilities	372	169
Dividends payable	275	1,235
Deferred revenue	147	142
Total current liabilities	6,081	6,362

Deferred revenue	397	408
Total liabilities	6,478	6,770

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized
shares, none issued or outstanding.	-	-
Common stock; $0.60 par value; 20,000,000 authorized
shares; 13,844,584 and 13,754,749 issued and outstanding shares
at June 30, 2017 and December 31, 2016, respectively.	8,307	8,253
Additional paid-in capital	25,533	25,382
Accumumulated (deficit) earnings	(1,227)	240
Accumulated other comprehensive income	4,539	2,061
Treasury Stock, at cost	(379)	(162)
Total stockholders' equity	36,773	35,774

Total liabilities and stockholders' equity	$43,251	$42,544

RELM WIRELESS CORPORATION
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	(Unaudited)		(Unaudited)
	6/30/17	6/30/16	6/30/17	6/30/16

Sales, net	$10,762	$16,664	$18,142	$28,733

Expenses:
Cost of products	6,268	11,073	11,411	19,313
Selling, general and administrative expenses	3,521	3,497	6,964	6,560
Total expenses	9,789	14,570	18,375	25,873

Operating income (loss)	973	2,094	(233)	2,860

Other income (expense):
Interest income	10	1	18	2
Gain on available-for-sale securities	617	0	617	0
Loss on disposal of property, plant and equipment	0	0	(104)	0
Other (expense) income	(60)	7	(147)	8

Income before income taxes	1,540	2,102	151	2,870

Income tax expense	(222)	(737)	(101)	(992)

Net income	$1,318	$1,365	$50	$1,878

Net earnings per share - basic	$0.10	$0.10	$0.00	$0.14
Net earnings per share - diluted	$0.10	$0.10	$0.00	$0.14

Weighted average common shares outstanding, basic	13,785	13,734	13,760	13,732
Weighted average common shares outstanding, diluted	13,815	13,841	13,903	13,820